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Full Year Guidance
Net Sales $950.0 to $975.0
Adjusted EBITDA $85.0 to $90.0
EPS - Diluted $(0.05)  to $0.04
Depreciation & Amortization  $49.0
Capital Expenditures  $63.0
Cash Interest Expense  $31.0
Excess Pension Contributions  $15.0
Trade Working Capital Use of Cash  $25.0
Tax Rate for Book  15%
Free Cash Flow ($55.0) to ($50.0)